Exhibit 10.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 12th day of January, 2024, by and among Sable Offshore Holdings LLC, a Delaware limited liability company (“Sable”), Flame Acquisition Corp., a Delaware corporation (“Flame”) and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, on November 1, 2022, Sable Offshore Corp., a Texas corporation and wholly owned subsidiary of Sable (“SOC”), entered into a purchase and sale agreement (as amended, the “Purchase Agreement”) with Exxon Mobil Corporation, a New Jersey corporation (“Exxon”), and Mobil Pacific Pipeline Company, a Delaware corporation (“MPPC”, together with Exxon, the “Seller”), pursuant to which SOC will acquire certain assets (including equity interests) from the Seller (the “Acquisition”);

WHEREAS, on November 2, 2022, Sable and SOC entered into an agreement and plan of merger (as amended, the “Merger Agreement”) with Flame pursuant to which (i) Sable will merge with and into Flame, with Flame as the surviving company in the merger (the “Sable Merger”), and (ii) immediately following the effective time of the Sable Merger, SOC will merge with and into Flame, with Flame as the surviving company in the merger (the “SOC Merger” and together with the Sable Merger, the “Merger”);

WHEREAS, upon the consummation of, and by virtue of, the Merger, Flame will succeed by operation of law to all of the rights, privileges, liabilities and obligations of Sable and SOC under the Purchase Agreement and the agreements ancillary thereto;

WHEREAS, in connection with the Acquisition and the Merger, Subscriber desires to subscribe for and, upon the occurrence of and concurrently with the closing of the Acquisition and the Merger, to purchase that number of shares of Class A common stock, par value $0.0001 per share, of Flame (the “Flame Common Stock”) set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), subject to adjustment as set forth herein, and Flame and Sable desires to issue and sell to the Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Flame, all on the terms and conditions set forth herein, substantially concurrently with the closing of the Acquisition and the Merger;

WHEREAS, in connection with the Acquisition and the Merger, Sable has previously entered into separate subscription agreements (the “Existing Subscription Agreements”) with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and “accredited investors” (as such term is defined in Rule 501 under the Securities Act) (such persons, collectively, the “Existing PIPE Investors”), on terms that are not materially more favorable to the Existing PIPE Investors than terms set forth in this Subscription Agreement, except for director nomination rights as provided in the subscription agreement with Metamorphic Pecan, LLC dated December 12, 2023, pursuant to which such investors have subscribed for and agreed to purchase from Sable its non-voting Class B shares (“Class B Shares”) on the Closing Date (as defined herein); provided that in the event the Merger is consummated, the Existing PIPE Investors will be deemed to have subscribed for and will purchase shares of Flame Common Stock at the same price per share and, by operation of law pursuant to the Merger, Flame will succeed to Sable’s obligations under the Existing Subscription Agreements;

WHEREAS, in connection with the Acquisition and the Merger, from and after the date hereof Sable and Flame may enter into separate subscription agreements (the “Other Subscription Agreements”) with certain other “qualified institutional buyers” and “accredited investors” (such persons, collectively, the “Other PIPE Investors”) on substantially the same terms as those set forth in this Subscription Agreement pursuant to which such investors will subscribe for and agree to purchase Flame Common Stock; and

WHEREAS, the aggregate number of Class B Shares and Flame Common Stock to be sold by Sable and Flame pursuant to this Subscription Agreement, the Existing Subscription Agreements and the Other Subscription Agreements will not exceed 52.5 million.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and Flame hereby agrees to issue and sell to Subscriber, the Acquired Shares at the Subscription Closing (as defined below) in consideration for the payment of the Purchase Price to Flame (such subscription and issuance, the “Subscription”). Notwithstanding the foregoing, Flame shall not issue or sell, and the Subscriber shall not purchase or acquire, any Flame Common Stock under this Agreement which, when aggregated with all share of Flame Common Stock then beneficially owned by the Subscriber and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act (as defined herein) and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by Subscriber and its affiliates of more than 14.9999% of the outstanding shares of Flame Common Stock immediately after giving effect to the Subscription Closing and the consummation of the transactions contemplated by the Existing Subscription Agreements, any Other Subscription Agreements and the Merger Agreement, and Subscriber’s Subscription, and the number of Acquired Shares acquired hereunerd, shall be reduced accordingly.

2. Closing.

(a) The closing of the Subscription contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Acquisition and the Merger and shall occur immediately following the Sable Effective Time (as defined in the Merger Agreement). Not less than three (3) business days prior to the scheduled closing date of the Acquisition (the “Closing Date”), Sable or Flame shall provide written notice to Subscriber (the “Closing Notice”) of (i) such Closing Date and (ii) the wire instructions for delivery of the Purchase Price. On the Closing Date, (1) Flame shall deliver, or cause to be delivered, to Subscriber (A) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (B) evidence of the issuance of the Acquired Shares from the transfer agent for Flame (the “Transfer Agent”) reasonably acceptable to the Subscriber showing Subscriber (or its nominee in accordance with its instructions) as the owner of the Acquired Shares on and as of the Closing Date and (2) Subscriber shall initiate funding on the Closing Date promptly following receipt of evidence from the Transfer Agent of the issuance of the Acquired Shares to the Subscriber as of the Closing Date. No less than two (2) business days prior to the Closing Date, Subscriber shall deliver to Flame such information as is reasonably requested in the Closing Notice in order for the Acquired Shares to be issued and delivered to Subscriber. Upon request of Subscriber, Flame will provide, or cause its Transfer Agent, to provide to Subscriber within two (2) business days of such request updated share statements for the Acquired Shares reflecting the change of name in connection with the Merger. In the event the closing of the Acquisition and Merger does not occur within one (1) business day of the Closing Date, unless otherwise agreed to in writing by the parties hereto, Flame shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled; provided, that unless this Subscription Agreement has been terminated pursuant to Section 6 hereof, such return of the Purchase Price shall not terminate the Subscription Agreement or relieve the Subscriber of its obligation to purchase the Acquired Shares at the Subscription Closing following Sable’s or Flame’s delivery to Subscriber of a new Closing Notice. Prior to the Closing Date, Subscriber shall deliver to Sable a duly completed and executed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8.

(b) In addition to the conditions set forth in Section 2(a), the Subscription Closing shall be subject to the satisfaction (or waiver (to the extent legally permissible) in writing by the party having the benefit of the applicable condition) of the conditions that, on the Closing Date:

(i) solely with respect to each of Flame and Sable, the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), in each case without giving effect to the consummation of the Acquisition or the Merger;

(ii) solely with respect to Subscriber, the representations and warranties made by Sable and Flame in this Subscription Agreement (other than the representations and warranties set forth in Section 3(b), Section 3(f), Section 3A(a), Section 3A(b) and Section 3A(h)) shall be true and correct in all material respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), and the representations and warranties made by Sable and Flame set forth in Section 3(b), Section 3(f), Section 3A(a), Section 3A(b) and Section 3A(h) shall be true and correct in all respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date) and consummation of the Subscription Closing shall constitute a reaffirmation by Sable and Flame of each of their respective representations, warranties and agreements contained in this Subscription Agreement as of the Subscription Closing or as of such earlier date, as applicable;

(iii) solely with respect to Subscriber, each of Flame and Sable shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing;

(iv) solely with respect to each of Flame and Sable, Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing;

(v) solely with respect to Subscriber, the Merger Agreement shall not have been amended or modified, and no condition waived thereunder, in a manner that would reasonably be expected to materially and adversely affect the Subscriber, it being agreed by the parties hereto that any amendment or modification, or waiver of, the conditions set forth in Sections 9.02(c) or 9.03(d) are deemed to materially and adversely affect the Subscriber and require consent of the Subscriber hereunder;

(vi) solely with respect to Subscriber, no Existing Subscription Agreements or Other Subscription Agreements shall be amended or modified, and no terms or conditions thereof waived, in a manner that materially benefits such Existing PIPE Investor or Other PIPE Investor, unless such amendment, modification or waiver is also offered to the Subscriber;

(vii) there shall not be any law or order of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;

(viii) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ix) the Acquired Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance; and

(x) all conditions precedent to the closing of the Acquisition and the consummation of the Merger shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Acquisition or the consummation of the Merger, but subject to satisfaction of such conditions as of the closing of the Acquisition or the consummation of the Merger, as applicable).

(c) At or prior to the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Subscription Agreement.

3. Representations and Warranties of Sable. Sable represents and warrants to Subscriber that:

(a) Sable has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with entity power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. SOC has been duly formed and is validly existing under the laws of the State of Texas, with entity power and authority to own, lease and operate its properties and conduct its business as presently conducted. Sable has no subsidiaries other than SOC, and SOC is wholly owned by Sable.

(b) There are no securities or instruments issued by or to which Sable is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Class B Shares to be issued pursuant to the Existing Subscription Agreements.

(c) This Subscription Agreement has been duly authorized, executed and delivered by Sable and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The execution, delivery and performance of this Subscription Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Sable pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Sable or SOC is a party or by which Sable or SOC is bound or to which any of their respective property or assets is subject; (ii) the organizational documents of Sable; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sable, SOC or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition) or results of operations of Sable and its subsidiaries, taken as a whole, or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of Sable to perform in any material respects its obligations hereunder (a “Sable Material Adverse Effect”).

(e) Neither Sable or SOC is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Sable or SOC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Sable or SOC is a party or by which Sable’s or SOC’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sable, SOC or any of their respective properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect.

(f) Sable has two classes of membership interests: voting Class A shares (“Class A Shares”) and non-voting Class B Shares. As of the date hereof: (i) 3.0 million Class A Shares and no Class B Shares were issued and outstanding; and (ii) no such membership interests were subject to issuance upon exercise of outstanding options or warrants.

(g) Sable and SOC are in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Sable Material Adverse Effect. Sable has not received any written communication from a governmental entity that alleges that Sable or SOC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Sable Material Adverse Effect.

(h) Neither Sable nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(i) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect, there is no proceeding pending, or, to Sable’s knowledge, threatened against, Sable or SOC or any judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Sable or SOC.

(j) Except for placement fees payable to each Financial Advisor (as defined herein), Sable has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any equityholder or affiliate of Sable.

(k) Except as provided in this Subscription Agreement, the Existing Subscription Agreements and the Other Subscription Agreements, none of Sable, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings or otherwise.

(l) As of the Subscription Closing, Sable has taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under its organizational documents or the laws of the jurisdiction of its formation which is or could become applicable as a result of Sable’s issuance of Class B Shares pursuant to the Existing Subscription Agreements. Sable has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Sable’s equity or a change in control of Sable or any of its subsidiaries.

(m) Neither Sable nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Sable or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Sable and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Subscription Closing, will not be Insolvent (as defined below). For purposes hereof, “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(n) Other than the Existing Subscription Agreements, the Other Subscription Agreements, the Merger Agreement and any other agreement expressly contemplated by the Merger Agreement, Sable has not entered into any side letter or similar agreement with any Existing PIPE Investor or Other PIPE Investor in connection with such Existing PIPE Investor or Other PIPE Investor’s contemplated investment in Flame or Sable which provides any rights or benefits to such Existing PIPE Investor or Other PIPE Investor that are materially more favorable to such Existing PIPE Investor or Other PIPE Investor than the rights and benefits in this Subscription Agreement unless such rights or benefits are also offered to Subscriber other than the director nomination rights as provided in the subscription agreement with Metamorphic Pecan, LLC dated December 12, 2023; provided, that one or more Other Subscription Agreements may include (i) any rights or benefits granted to an Existing PIPE Investor or Other PIPE Investor in connection with such subscriber’s compliance with any law, regulation or policy specifically applicable to such subscriber or in connection with the taxable status of such subscriber, or (ii) any rights or benefits which are personal to an Existing PIPE Investor or Other PIPE Investor based solely on its place of organization or headquarters, its organizational form, or other particular restrictions applicable to such subscriber. Subject to the foregoing proviso, the Existing Subscription Agreements and Other Subscription Agreements reflect the same Purchase Price and other material terms with respect to the purchase of Flame Common Stock or Class B Common Shares, as applicable, that are no more favorable to such Existing PIPE Investor or Other PIPE Investor thereunder than the terms of this Subscription Agreement.

(o) All of the information supplied by Sable for inclusion in the proxy statement (including any financial information) to be distributed to Flame stockholders in connection with the Merger will not, as of the date the proxy statement is filed with the Securities and Exchange Commission (the “Commission”) and at the Subscription Closing, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading but excluding any forward-looking statements or projected financial information contained therein. All of the written disclosure furnished by or on behalf of Sable and SOC to Subscriber regarding Sable, SOC, the transactions contemplated hereby and the transactions contemplated by the Acquisition, including without limitation the Investor Presentation dated December 2023 (the “Investor Presentation”), as of the date of such Investor Presentation or as of the date furnished to the Subscriber with respect to other information, did not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading but excluding any forward-looking statements or projected financial information contained therein.

(p) Neither Sable nor any of its subsidiaries, nor to the knowledge of Sable, any of their respective directors, officers, agents, employees or controlled affiliates, is (i) subject to any sanctions administered or enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the government of Canada or any other relevant sanctions authority, (ii) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (iii) any person operating, organized or resident in a country or territory which is itself currently the subject or target of any sanctions or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Sable has not heretofore engaged in any transaction to lend, contribute or otherwise make available its funds or the funds of any joint venture partner or other person or entity towards any sales or operations in Crimea, Cuba, Iran, North Korea, Syria or any other country or region currently sanctioned by OFAC or other applicable governmental authorities for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC or any sanctions administered by any other governmental authority.

(q) The representation and warranties of Sable and SOC in Sections 4.09 and 4.10 of the Merger Agreement are incorporated by reference herein mutatis mutandis as if fully set forth in this Subscription Agreement as of the date hereof and as of the Subscription Closing, and are for the benefit of the Subscriber.

3A. Representations and Warranties of Flame. Flame represents and warrants to Subscriber that:

(a) Flame has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Subscription Closing, the Acquired Shares shall have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under Flame’s certificate of incorporation or bylaws or under the laws of the State of Delaware.

(c) There are no securities or instruments issued by or to which Flame is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Flame Common Stock to be issued pursuant to the Existing Subscription Agreements or the Other Subscription Agreements.

(d) This Subscription Agreement has been duly authorized, executed and delivered by Flame and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e) The execution, delivery and performance of this Subscription Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Flame pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Flame is a party or by which Flame is bound or to which any of its property or assets is subject; (ii) the organizational documents of Flame; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Flame or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition) or results of operations of Flame or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of Flame to perform in any material respects its obligations hereunder (a “Flame Material Adverse Effect”).

(f) Flame is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Flame, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Flame is a party or by which Flame’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Flame or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Flame Material Adverse Effect.

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, Flame is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Flame of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D under the Securities Act, and (iii) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Flame Material Adverse Effect.

(h) The authorized capital stock of Flame consists of (i) 220,000,000 shares of Flame common stock, of which (A) 200,000,000 shares of Flame Common Stock are authorized, and 13,292,182 shares of Flame Common Stock are issued and outstanding as of the date of this Subscription Agreement, (B) 20,000,000 shares of Flame Class B Common Stock are authorized, and no shares of Flame Class B Common Stock are issued and outstanding as of the date of this Subscription Agreement, and (C) 22,125,000 Flame Warrants are issued and outstanding as of the date of this Subscription Agreement and (ii) 1,000,000 shares of Preferred Stock of Flame, par value $0.0001, of which no shares are issued and outstanding. All of the issued and outstanding shares of Flame Common Stock and Flame Warrants (w) have been duly authorized and validly issued and are fully paid and nonassessable, (x) were issued in compliance in all material respects with applicable law, (y) were not issued in breach or violation of any preemptive rights or contract and (z) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), except as disclosed in the Flame SEC Reports (as defined herein). Except for this Subscription Agreement, the Flame Warrants, the Merger Agreement, the Existing Subscription Agreements, the Other Subscription Agreements, and as disclosed in the Flame SEC Reports, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Flame Common Stock or the equity interests of Flame, or any other contracts to which Flame is a party or by which Flame is bound obligating Flame to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Flame, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Flame.

(i) Flame is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Flame Material Adverse Effect. Flame has not received any written communication from a governmental entity that alleges that Sable is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Flame Material Adverse Effect.

(j) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by Flame to Subscriber.

(k) Neither Flame nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(l) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Flame Material Adverse Effect, there is no proceeding pending, or, to Flame’s knowledge, threatened against Flame or any judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Flame.

(m) Except for placement fees payable to each Financial Advisor (as defined herein), Flame has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any equityholder or affiliate of Flame.

(n) Except as provided in this Subscription Agreement, the Existing Subscription Agreements and the Other Subscription Agreements, none of Flame, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings or otherwise.

(o) As of the Subscription Closing, Flame has taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under its organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to Subscriber as a result of Flame’s issuance of the Acquired Shares and Subscriber’s ownership of the Acquired Shares. Flame has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Flame’s equity or a change in control of Flame or any of its subsidiaries.

(p) Neither Flame nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Flame or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Flame and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Subscription Closing, will not be Insolvent.

(q) Other than the Merger Agreement and any other agreement expressly contemplated by the Merger Agreement, Flame has not entered into any side letter or similar agreement with any Existing PIPE Investor or Other PIPE Investor in connection with such other subscriber’s contemplated investment in Flame or Sable which provides any rights or benefits to such Existing PIPE Investor or Other PIPE Investor that are materially more favorable to such subscriber than the rights and benefits in this Subscription Agreement unless such rights or benefits are also offered to Subscriber other than the director nomination rights as provided in the subscription agreement with Metamorphic Pecan, LLC dated December 12, 2023; provided, that one or more Other Subscription Agreements may include (i) any rights or benefits granted to an Existing PIPE Investor or Other PIPE Investor in connection with such subscriber’s compliance with any law, regulation or policy specifically applicable to such subscriber or in connection with the taxable status of such subscriber, or (ii) any rights or benefits which are personal to an Existing PIPE Investor or Other PIPE Investor based solely on its place of organization or headquarters, its organizational form, or other particular restrictions applicable to such subscriber. Subject to the foregoing proviso, the Existing Subscription Agreements and Other Subscription Agreements reflect the same Purchase Price and other material terms with respect to the purchase of Flame Common Stock or Class B Common Shares, as applicable, that are no more favorable to such Existing PIPE Investor or Other PIPE Investor thereunder than the terms of this Subscription Agreement.

(r) Flame has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the Commission since February 24, 2021 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Flame SEC Reports”) in accordance with applicable law and NYSE requirements. None of the Flame SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Subscription Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Flame SEC Reports complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Flame as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. Flame has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Such disclosure controls and procedures are designed to ensure that material information relating to Flame and other material information required to be disclosed by Flame in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission, and that all such material information is accumulated and communicated to Flame’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The principal executive officer and principal financial officer of Flame have evaluated the effectiveness of Flame’s disclosure controls and procedures and, to the extent required by applicable law, presented in any applicable Flame SEC Report that is a report on Form 10-K or Form 10-Q, or any amendment thereto, his or her conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Flame has established and maintained a system of internal control over financial reporting (as defined in Rules 13a-15(f) under the Exchange Act). Such internal control over financial reporting is sufficient to provide reasonable assurance regarding the reliability of Flame’s financial reporting and the preparation of Flame’s financial statements for external purposes in accordance with GAAP.

(s) Neither Flame nor any of its subsidiaries, nor to the knowledge of Flame, any of their respective directors, officers, agents, employees or controlled affiliates, is (i) subject to any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the government of Canada or any other relevant sanctions authority, (ii) a person or entity named on the OFAC List, or a person or entity prohibited by any OFAC sanctions program, (iii) any person operating, organized or resident in a country or territory which is itself currently the subject or target of any sanctions or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Flame has not heretofore engaged in any transaction to lend, contribute or otherwise make available its funds or the funds of any joint venture partner or other person or entity towards any sales or operations in Crimea, Cuba, Iran, North Korea, Syria or any other country or region currently sanctioned by OFAC or other applicable governmental authorities for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC or any sanctions administered by any other governmental authority.

(t) Flame is not, and immediately after receipt of payment for the Acquired Shares will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and shall not rely on Section 3(c)(1) or (7) as a basis for being exempt from such registration.

(u) Upon the consummation of the Subscription Closing, the issued and outstanding Flame Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NYSE, subject only to official notice thereof.

(v) To the best of Flame’s knowledge as of the date hereof, the representations and warranties of Sable and SOC contained in the Merger Agreement are true and correct, as qualified therein and by the disclosure schedules to the Merger Agreement.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a) Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, which is a State, territory or possession of the United States or the District of Columbia (or in the case of an individual, is a citizen of the United States), with power and authority (or in the case of an individual, the legal capacity) to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of the Subscriber to perform in any material respects its obligations hereunder.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto in addition to certain other customary information reasonably requested by Sable or Flame). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(e) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Flame or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to such transfer restrictions and, as a result, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from Flame. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by Flame or any of its officers, managers or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(g) [Reserved.]

(h) Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Code, or any applicable similar law.

(i) In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations and warranties of the other parties to this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to Flame, Sable, the Acquisition and the Merger. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges and agrees that it has not relied on any Financial Advisor or any affiliate of a Financial Advisor with respect to its decision to purchase the Acquired Shares. Subscriber further acknowledges that there have been no, and in purchasing the Acquired Shares, Subscriber is not relying on any, representations, warranties, covenants or agreements made to Subscriber by the Financial Advisors or any of their respective affiliates or any control persons, officers, directors, partners, agents or representatives of any of the foregoing, expressly or by implication.

(j) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and Sable, SOC or Flame, or by means of contact from Jefferies LLC, Cowen and Company, LLC, or Intrepid Partners, LLC, acting as financial advisors for Sable (the “Financial Advisors”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and Sable, SOC or Flame, or by contact between Subscriber and a Financial Advisor. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means.

(k) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(l) Subscriber has analyzed and considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber, and Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Flame. Subscriber acknowledges specifically that a possibility of total loss exists.

(m) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(n) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by OFAC, or any other OFAC Lists, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(o) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither Sable, Flame, nor any of their respective affiliates (the “Transaction Parties”), has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares.

(p) Subscriber has, and at the Subscription Closing, will have sufficient funds to pay the Purchase Price.

(q) Subscriber acknowledges and agrees that neither the Financial Advisors, nor any of their respective affiliates, has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Neither the Financial Advisors nor any of their respective affiliates has made or makes any representation as to Sable, SOC, Flame or the quality or value of the Acquired Shares. Further, the Financial Advisors and any of their respective affiliates may have acquired non-public information with respect to Sable, SOC or Flame, which Subscriber agrees need not be provided to it. On behalf of itself and its affiliates, Subscriber acknowledges that the Financial Advisors shall not have any liability or any obligation to Subscriber or its affiliates in respect of this Subscription Agreement or the transactions contemplated hereby including, but not limited to, any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Acquired Shares.

(r) Subscriber acknowledges and agrees that it has not received any recommendation with respect to the Subscription from the Financial Advisors and thus will not be deemed to form a relationship with the Financial Advisors in connection with the Subscription that would require the Financial Advisors to treat Subscriber as a “retail customer” for purposes of Regulation Best Interest pursuant to Rule 11-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS pursuant to Rule 17a-14 of the Exchange Act. Accordingly, Subscriber acknowledges and agrees that it is not entitled to the protections or disclosures required by Regulation Best Interest or Form CRS with respect to the Subscription.

(s) Subscriber acknowledges and agrees that the Financial Advisors, and their respective affiliates, are acting solely as placement agents in connection with the Subscription and are not acting as underwriters or in any other capacity and are not and shall not be construed as a financial advisor, tax advisor or fiduciary for Subscriber, Flame or any other person or entity in connection with the Subscription; provided however, that the Financial Advisors are acting as financial advisors for Sable in connection with the Merger and the Acquisition.

(t) Subscriber acknowledges that no disclosure or offering document has been prepared by the Financial Advisors or any of their respective affiliates in connection with the offer and sale of the Acquired Shares.

(u) Subscriber acknowledges that it has not relied on the Financial Advisors in connection with its determination as to the legality of its acquisition of the Acquired Shares or as to the other matters referred to herein, and the Subscriber has not relied on any investigation that the Financial Advisors, any of their affiliates or any person acting on their behalf have conducted with respect to the Acquired Shares, Sable, SOC or Flame. Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Financial Advisors or any of their affiliates.

(v) Subscriber represents and warrants that its acquisition of the Acquired Shares will not, when aggregated with any stock of Sable, SOC or Flame acquired by Subscriber (or deemed to have been acquired pursuant to the attribution rules of Section 318(a) of the Code) during the 12-month period immediately preceding the Closing Date, represent 20% or more of the total voting power of the stock of Flame as of the Closing Date after giving effect to the consummation of the Merger.

5. Registration Rights.

(a) Flame shall, within thirty (30) calendar days after the closing date of the Merger (the “Filing Date”), file with the Commission (at Flame’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the shares of Flame Common Stock constituting the Acquired Shares (the “Flame Class A Shares”), and Flame shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the Commission notifies Flame that it will “review” the Registration Statement) following the closing date of the Merger and (ii) the tenth business day after the date Flame is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that Flame’s obligations to include Flame Class A Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to Flame such information regarding Subscriber, the securities of Flame held by Subscriber and the intended method of disposition of Flame Class A Shares as shall be reasonably requested by Flame to effect the registration of Flame Class A Shares, and Subscriber shall execute such documents in connection with such registration as Flame may reasonably request that are customary of a selling stockholder in similar situations, including providing that Flame shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any new lock-up or similar agreement with Flame on the ability to transfer Flame Class A Shares. Flame shall provide a draft of the Registration Statement to the Subscriber for review at least five (5) business days in advance of the Filing Date. Any failure by Flame to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Flame of its obligations to file or effect the Registration Statement as set forth above in this Section 5. Unless otherwise agreed to in writing by the Subscriber prior to the filing of the Registration Statement, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to Flame. Notwithstanding the foregoing, if the Commission prevents Flame from including any or all of the Flame Class A Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Flame Class A Shares, such Registration Statement shall register for resale such number of Flame Class A Shares which is equal to the maximum number of Flame Class A Shares as is permitted by the Commission provided that, (i) if such limitation on the number of Flame Class A Shares to be included relates to a specific selling shareholder named in the Registration Statement, the number of Flame Class A Shares included in the Registration Statement for such specific selling shareholder shall be reduced first before any other selling shareholder and (ii) if the Flame Class A Shares held by selling shareholders other than the Subscriber, Existing PIPE Investors or Other PIPE Investors are included in the Registration Statement, then the number of Flame Class

A Shares held by such other selling shareholders shall be reduced before any Flame Class A Shares held by the Subscriber. In such event, as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, Flame shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Acquired Shares and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof.

(b) In the case of the registration, qualification, exemption or compliance effected by Flame pursuant to this Subscription Agreement, Flame shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense Flame shall:

(i) except for such times as Flame is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Flame determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Flame Class A Shares, (ii) the date all Flame Class A Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Flame to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three years from the date the Registration Statement is first declared effective by the Commission;

(ii) advise Subscriber within five (5) business days (unless such earlier date is noted below):

(1) within one (1) business day of when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) within one (1) business day of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) within one (1) business day of the receipt by Flame of any notification with respect to the suspension of the qualification of Flame Class A Shares included therein for sale in any jurisdiction; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Flame shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding Flame other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding Flame;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as Flame is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Flame shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of Flame Class A Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Flame Class A Shares to be listed on each securities exchange or market, if any, on which Flame Common Stock issued by Flame has been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of Flame Class A Shares contemplated hereby and to enable Subscriber to sell Flame Class A Shares under Rule 144.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, Flame shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) if any information is not readily available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Flame’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (ii) if Flame is required to file a post-effective amendment to the Registration Statement to update the prospectus therein to include the information contained in Flame’s Annual Report on Form 10-K and the Commission has not declared such amendment effective and (iii) if the negotiation or consummation of a transaction by Flame or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, Flame’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Flame in the Registration Statement of material information that Flame has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Flame’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Flame may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Flame of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of Flame Class A Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which Flame agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Flame that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Flame unless otherwise required by law or subpoena. If so directed by Flame, Subscriber will deliver to Flame or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering Flame Class A Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering Flame Class A Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Indemnification.

(i) Flame shall indemnify, to the fullest extent permitted by law, Subscriber, its directors, officers, members, managers, partners, employees, advisers and agents, and each person who controls Subscriber (within the meaning of the Securities Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, from and against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) that arise out of or are based on or caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or based on information furnished in writing to Flame by Subscriber expressly for use therein.

(ii) To the extent permitted by law, Subscriber shall indemnify Flame, its directors and officers and agents and each person who controls Flame (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by Subscriber expressly for use therein; provided, however, that the liability of Subscriber shall be several and not joint with any other holders of Flame Common Stock and the liability of Subscriber shall not exceed the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 5(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(d) from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding anything to the contrary in this Subscription Agreement, this Section 5 shall be of no force and effect unless and until the Merger is consummated. For purposes of this Section 5, (i) “Flame Class A Shares” shall mean, as of any date of determination, the Acquired Shares and any other equity security issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement (excluding, for the avoidance of doubt, any Flame Common Stock or other equity securities acquired in any other manner), and (ii) “Subscriber” shall include any person to which the rights under this Agreement shall have been duly assigned pursuant to this Subscription Agreement.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Purchase Agreement is terminated in accordance with its terms, (b) such date and time as the Merger Agreement is terminated in accordance with its terms, (c) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (d) if the Subscription Closing is not consummated on or before March 1, 2024; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Sable shall notify Subscriber of the termination of the Purchase Agreement promptly after the termination of such agreement.

7. Trust Account Waiver. Subscriber acknowledges that Flame is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Flame and one or more businesses or assets. Subscriber further acknowledges that, as described in Flame’s final prospectus relating to its initial public offering dated February 24, 2021 (the “IPO Prospectus”) available at www.sec.gov, Flame’s sole assets consist of the cash proceeds of Flame’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Flame, its public stockholders and certain parties (including the underwriters of Flame’s initial public offering). Except with respect to interest earned on the funds held in the Trust Account that may be released to Flame to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of each of Sable and Flame entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby irrevocably waives any and all right, title and interest, or any claim of any kind they had, have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Acquired Shares or any Flame Common Stock, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to any Flame Common Stock pursuant to Flame’s certificate of incorporation in connection with the Merger or any other business combination, any subsequent liquidation of the Trust Account or Flame or otherwise; provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with Flame’s certificate of incorporation in respect of any redemptions by Subscriber of any Flame Common Stock acquired by any means other than pursuant to this Subscription Agreement. In the event Subscriber has any claim against Flame as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby, it shall pursue such claim solely against Flame and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

8. Covenants.

(a) Sable’s and Flame’s Covenants.

(i) Except as contemplated herein, each of Sable and Flame, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

(ii) With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of each of Sable and Flame to the public without registration, Sable agrees, from and after the time the benefits of such rules or regulations may be available to Subscriber for so long as Subscriber holds the Acquired Shares, to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144;

(2) file with the Commission in a timely manner all reports and other documents required of each of Sable and Flame under the Securities Act and the Exchange Act if each of Sable and Flame becomes, and for so long as each of Sable and Flame remains, subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(3) furnish to Subscriber so long as it owns Acquired Shares, promptly upon request, (x) an electronic statement by Sable, if true, that it has complied with the reporting requirements of the Exchange Act as required under Rule 144, (y) an electronic copy of the most recent annual or quarterly report of Sable and such other reports and documents so filed by Sable and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

(iii) Flame shall cause the legend described in Section 4(e) relating to securities law transfer restrictions to be removed, including using its reasonable best efforts to cause an opinion of Flame’s counsel be provided in connection therewith, and using its reasonable best efforts cause the Transfer Agent to issue a certificate without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Acquired Shares are registered for resale under the Securities Act, (ii) upon request of Subscriber in connection with any sale or other disposition of the Acquired Shares by the Subscriber pursuant to Rule 144 within two (2) trading days of any such request therefor from the Subscriber, provided that Flame and the Transfer Agent have timely received from the Subscriber customary representations and documentation reasonably acceptable to Flame and the Transfer Agent in connection therewith, or (iii) the Acquired Shares can be sold, assigned or transferred pursuant to Rule 144 without restriction. Flame shall be responsible for the fees of the Transfer Agent, counsel and all DTC fees associated with such issuance.

(b) Subscriber’s Covenants. Subscriber hereby agrees that, until the first anniversary of the Closing Date, Subscriber shall not acquire (or be deemed to acquire pursuant to the attribution rules of Section 318(a) of the Code) stock of Flame that, when aggregated with stock of Flame already owned by Subscriber (or be deemed to own pursuant to the attribution rules of Section 318(a) of the Code), represents 20% or more of the voting power of the stock of Flame.

9. Miscellaneous.

(a) Each party hereto acknowledges that the other parties will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, each party agrees to promptly notify the other parties if any of the party’s acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The parties further acknowledge and agree that each of the Financial Advisors is a third-party beneficiary of the representations and warranties set forth in Section 3, Section 3A and Section 4, and the provisions of this Section 9.

(b) Sable, Flame, Subscriber and the Financial Advisors are each irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Subscriber may not assign this Subscription Agreement and any of Subscriber’s rights and obligations hereunder without the prior consent of each of Sable and Flame. Subject to the foregoing, Subscriber’s permitted assignee(s) agrees to be bound by the terms hereof. Upon such permitted assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment. Neither this Subscription Agreement nor any rights that may accrue to Sable or Flame (as applicable) hereunder or any of Sable’s or Flame’s respective obligations may be transferred or assigned (except in connection with the Merger).

(d) All the agreements, covenants, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(e) Sable or Flame may request from Subscriber such additional information as Sable or Flame may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, Sable and Flame agree to keep any such information provided by Subscriber confidential, except (i) as required by the federal securities laws, rules or regulations, (ii) as requested by the staff of the Commission and (iii) to the extent such disclosure is required by other laws, rules or regulations, any order of a governmental authority or under the rules or regulations of the NYSE; and provided further that Sable and Flame shall be allowed to convey such information to each Financial Advisor and such Financial Advisor shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

(f) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(l) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, or emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Subscriber, to such address or addresses set forth on the signature page hereto; and

if to Sable or Flame, to:

Sable Offshore Holdings LLC or Flame Acquisition Corp., as applicable

700 Milam Street, Suite 3300

Houston, Texas 77002

Attn: Anthony C. Duenner

Phone: 713-579-8023

Email: aduenner@sableminerals.com

(m) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND, IF SUCH FEDERAL COURT DOES NOT HAVE JURISDICTION, THE COURTS OF THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH FEDERAL OR DELAWARE STATE COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH

COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, FINANCIAL ADVISOR, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(n).

(o) Flame shall, by 9:00 a.m., New York City time, on the second (2nd) business day following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements if entered into prior to such business day) and any other material, non-public information that the Financial Advisors, Sable or Flame (or any of their respective officers, directors or employees) may have provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon issuance of the Disclosure Document, to Flame’s and Sable’s knowledge and subject to any confidentiality agreement that Subscriber has agreed to in writing with Flame or Sable, Subscriber shall not be in possession of any material, non-public information received from Sable, Flame or any of their respective officers, directors or employees or the Financial Advisors. Notwithstanding the foregoing, neither Sable nor Flame shall publicly disclose the name of Subscriber, the investment adviser of Subscriber, or any of their respective affiliates, or include the name of Subscriber, the investment adviser of Subscriber, or any of their respective affiliates (i) in any press release or marketing materials without the prior written consent (including by e-mail) of Subscriber or (ii) in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the applicable securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the rules or regulations of the NYSE, in which case Sable or Flame shall, to the extent legally permissible, provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

(p) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Existing PIPE Investor or Other PIPE Investor or any other investor under the Existing Subscription Agreements or Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement or any Existing PIPE Investor or Other PIPE Investor or other investor under the Existing Subscription Agreements or Other Subscription Agreements. The decision of Subscriber to purchase Acquired Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Existing PIPE Investor or Other PIPE Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Flame, Sable or any of their respective subsidiaries which may have been made or given by any Existing PIPE Investor or Other PIPE Investor or investor or by any agent or employee of any Existing PIPE Investor or Other PIPE Investor or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Existing PIPE Investor or Other PIPE Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Existing Subscription Agreement or Other Subscription Agreement, and no action taken by Subscriber, any Existing PIPE Investor or Other PIPE Investor or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Existing PIPE Investor or Other PIPE Investor or other investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Existing PIPE Investor or Other PIPE Investor or other investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Existing PIPE Investor or Other PIPE Investor has acted as agent for Subscriber in connection with making its investment hereunder and no Existing PIPE Investor or Other PIPE Investor will be acting as agent of Subscriber in connection with monitoring its investment in the Acquired Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including the rights arising out of this Subscription Agreement, and it shall not be necessary for any Existing PIPE Investor or Other PIPE Investor or investor to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, each of Sable, Flame and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

SABLE OFFSHORE HOLDINGS LLC

By:
Name:	James C. Flores
Title:	Chief Executive Officer & President

FLAME ACQUISITION CORP.

By:
Name:	Gregory D. Patrinely
Title:	Executive Vice President and Chief Financial Officer

Date:    _____________, 2024

Signature Page to Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By: ___________________________________________	By: ________________________________________
Name:	Name:
Title:	Title:

Date: ____________, 2024

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different)

Email Address: _______________________
If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property
Subscriber’s EIN: ____________________	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:

Telephone No.: ______________________	Telephone No.: ______________________

Facsimile No.: _______________________	Facsimile No.: _______________________

Aggregate Number of Acquired Shares subscribed for:
________________________________ (subject to adjustment as set forth in Section 1)
Aggregate Purchase Price: $ _______________.(subject to adjustment as set forth in Section 1)

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Sable or Flame in the Closing Notice.

Signature Page to Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

	1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

	2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Sable or Flame or acting on behalf of an affiliate of Sable or Flame.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

ENTITY

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

☐ Any entity, of a type not meeting one or more of the above tests, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐ Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940, of a family office meeting the requirements described above and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) above; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above and below tests.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-2

INDIVIDUAL

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability; or

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-3